EXHIBIT 4.1

FIRST AMENDMENT TO RIGHTS AGREEMENT

THIS FIRST AMENDMENT TO RIGHTS AGREEMENT (this “First Amendment”) is entered into as of the 28th day of February, 2006, by and between QUIPP, INC., a Florida corporation (the “Company”), and AMERICAN STOCK TRANSFER & TRUST COMPANY, a New York corporation (the “Rights Agent”).

RECITALS

WHEREAS, the Company and the Rights Agent are parties to a Rights Agreement dated as of March 3, 2003 (the “Rights Agreement”); and

WHEREAS, pursuant to Section 27 of the Rights Agreement, the Company and the Rights Agent, at the direction of the Company, hereby agree to amend the Rights Agreement as set forth below.

NOW, THEREFORE, the Rights Agreement is hereby amended as follows:

1.

Section 7(a) of the Rights Agreement is hereby amended by replacing the reference to “March 2, 2006” in clause (i) of Section 7(a) with “September 4, 2007.”

2.

Exhibit A to the Rights Agreement is hereby amended by replacing all references to “March 2, 2006” with “September 4, 2007.”

3.

Exhibit B to the Rights Agreement is hereby amended by replacing the reference to “March 2, 2006” with “September 4, 2007.”

4.

Except as amended by this First Amendment, the Rights Agreement shall remain in full force and effect.

5.

This First Amendment shall be deemed to be a contract made under the laws of the State of Florida and for all purposes shall be governed by and construed in accordance with the laws of such jurisdiction applicable to contracts to be made and performed entirely within such jurisdiction.

6.

This First Amendment may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be duly executed as of the day and year first above written.

QUIPP, INC.

By:  /s/ Michael S. Kady

Name:

Michael S. Kady

Title:

President and Chief Executive Officer

AMERICAN STOCK TRANSFER & TRUST COMPANY

By:  /s/ Herbert J. Lemmer

Name:  Herbert J. Lemmer

Title:  Vice President

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